AMENDED AND RESTATED
REVOLVING CREDIT NOTE
(M&T)

$20,000,000	Baltimore, Maryland
July 28, 2006

FOR VALUE RECEIVED, PAYMENTS INC., a corporation organized under the laws the State of New York (“Payments Inc.”), and DCAP GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (“Parent”), of which Payments Inc. is a wholly-owned subsidiary, jointly and severally (the “Borrower”), promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY, a New York State Bank organized under the laws of the State of New York (the “Lender”), the principal sum of TWENTY MILLION DOLLARS ($20,000,000) (the “Principal Sum”), or such lesser amount equal to the Lender’s Revolving Credit Pro Rata Share (as that term is defined in the “Financing Agreement” defined below) of the Revolving Credit Facility (as that term is defined in the Financing Agreement) or so much thereof as has been or may be advanced and/or readvanced to or for the account of the Borrower under the Revolving Credit Facility (as that term is defined in the Financing Agreement) pursuant to the terms and conditions of the Financing Agreement, together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

1.	Interest.

Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the Applicable Interest Rate or the Post-Default Rate (both as defined in the Financing Agreement) in effect from time to time for the Revolving Loan (as defined in the Financing Agreement). The Applicable Interest Rate shall be determined in the manner provided in the Financing Agreement.

2.	Payments and Maturity.

The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

(a)  Interest only on the unpaid Principal Sum shall be due and payable at the times provided in the Financing Agreement, Section 2.3.1 (Payment of Interest) of the Financing Agreement being the current provision therefor; and

(b)  Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on the Revolving Credit Expiration Date (as that term is defined in the Financing Agreement).

The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Financing Agreement will not affect the continuing validity of this Note or the Financing Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

3.	Default Interest.

Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at the Post-Default Rate until such Event of Default is cured.

4.	Late Charges.

If the Borrower shall fail to make any payment under the terms of this Note (other than a payment due at maturity) within five (5) days after the date such payment is due, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of the delinquent amount.

5.	Application and Place of Payments.

All payments made on account of this Note shall be applied in the manner provided in the Financing Agreement. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of Manufacturers and Traders Trust Company, a New York State Bank (the “Agent” under the Financing Agreement), at the Agent’s office at 25 South Charles Street, Baltimore, Maryland 21201, or at such other times and places as the Agent may at any time and from time to time designate in writing to the Borrower.

6.	Prepayment.

The Borrower may prepay the Principal Sum at the times and in the manner provided in the Financing Agreement.

7.	Financing Agreement and Other Financing Documents.

This Note is a “Revolving Credit Note” described in an Amended and Restated Financing and Security Agreement dated July 28, 2006 (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Financing Agreement”), by and among the Borrower, the Agent, the Lender, and the other Lenders under the Financing Agreement. The indebtedness evidenced by this Note is included within the meaning of the term “Obligations” as defined in the Financing Agreement. The term “Financing Documents” as used in this Note shall have the meaning set forth in the Financing Agreement. All terms used in this Note which are not otherwise defined herein shall have the meaning set forth in the Financing Agreement.

8.	Security.

This Note is secured as provided in the Financing Agreement.

9.	Events of Default.

The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

(a)  The failure of the Borrower to pay to the Lender when due any and all amounts payable by the Borrower to the Lender under the terms of this Note; or

(b)  The occurrence of an Event of Default (as that term is defined in the Financing Agreement).

10.	Remedies.

Upon the occurrence of an Event of Default, at the option of the Lender, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable by the Borrower to the Lender without notice to the Borrower or any other person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Financing Documents and all applicable laws. The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.

11.	Confessed Judgment.

Upon the occurrence of an Event of Default, the Borrower hereby authorizes any attorney designated by the Lender or any clerk of any court of record to appear for the Borrower in any court of record and confess judgment without prior hearing against the Borrower in favor of the Lender for and in the amount of the unpaid Principal Sum, all interest accrued and unpaid thereon, all other amounts payable by the Borrower to the Lender under the terms of this Note or any of the other Financing Documents, costs of suit, and attorneys’ fees of fifteen percent (15%) of the unpaid Principal Sum and interest then due hereunder. By its acceptance of this note, the Lender agrees that in the event the Lender exercises at any time its right to confess judgment under this note, the Lender shall use its best efforts to obtain legal counsel who will charge the Lender for its services on an hourly basis, at its customary hourly rates and only for the time and reasonable expenses incurred. In no event shall the Lender enforce the legal fees portion of a confessed judgment award for an amount in excess of the fees and expenses actually charged to the Lender for services rendered by its counsel in connection with such confession of judgment and/or the collection of sums owed to the Lender. In the event the Lender receives, through execution upon a confessed judgment, payments on account of attorneys’ fees in excess of such actual attorneys’ fees and expenses incurred by the Lender, then, after full repayment and satisfaction of all of the obligations under and in connection with this note, the loan agreement and all of the other loan documents, the Lender shall refund such excess amount to the Borrower. The Borrower hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which the Borrower may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Lender shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant.

12.	Expenses.

The Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses and all court costs.

13.	Notices.

Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 9.1 (Notices) of the Financing Agreement.

14.	Miscellaneous.

Each right, power, and remedy of the Lender as provided for in this Note or any of the other Financing Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Financing Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Financing Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

15.	Partial Invalidity.

In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

16.	Captions.

The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

17.	Applicable Law.

The Borrower acknowledges and agrees that this Note shall be governed by the laws of the State of Maryland (but not including the conflict of law rules thereof), even though for the convenience and at the request of the Borrower, this Note may be executed elsewhere, all as if this Note had been executed, delivered, administered and performed solely within the State of Maryland.

18.	Consent to Jurisdiction.

The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of or relating to this Note or any of the other Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon the Borrower as provided in this Note or as otherwise permitted by applicable law.

19.	Service of Process.

The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note in the manner provided in the Financing Agreement.

20.	No Novation.

This Note amends and restates, is intended as a replacement of, and is in substitution for, that certain Revolving Credit Note dated the Original Closing Date from Payments, as maker, payable to the order of the Lender (the “Original Note”), but is not intended as a novation of the Original Note or any of the Obligations evidenced by the Original Note. All references in the Financing Agreement or any of the other Financing Documents to the “Revolving Credit Note” shall mean the Original Note, as amended and restated in accordance with the provisions of this Note.

21.	WAIVER OF TRIAL BY JURY.

THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS NOTE OR (B) THE FINANCING DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.

THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER REPRESENTS THAT THE BORROWER HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THE BORROWER’S OWN FREE WILL, AND THAT THE BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

[Signatures follow on next page]

SIGNATURE PAGE TO
AMENDED AND RESTATED REVOLVING CREDIT NOTE (M&T)

WITNESS: ______________________	PAYMENTS INC. By:____________________ (SEAL) Barry B. Goldstein, President

WITNESS: _______________________	DCAP GROUP, INC. By:_____________________ (SEAL) Barry B. Goldstein, President